UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 20, 2019

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 20, 2019, Nabriva Therapeutics plc (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue and sell in a registered direct offering an aggregate of 13,793,106 ordinary shares (the “Shares”), $0.01 nominal value per share, and accompanying warrants to purchase up to an aggregate of 13,793,106 ordinary shares (the “Warrants,” and together with the Shares, the “Securities”). Each Share is being issued and sold together with an accompanying Warrant at a combined price of $1.45. The gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company, are approximately $20.0 million.

Each Warrant has an exercise price of $1.90 per share, is initially exercisable six months following the date of issuance (the “Initial Exercise Date”) and will expire on the three-year anniversary of the Initial Exercise Date. The Warrant provides that the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of ordinary shares of the Company beneficially owned by the holder (together with its affiliates) would exceed 4.99% of the number of ordinary shares of the Company outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be changed at the holders’ election to a higher or lower percentage not in excess of 9.99% upon 61 days’ notice to the Company subject to the terms of such warrant.

The Shares and the Warrants will be issued and sold pursuant to a shelf registration statement on Form S-3 that was originally filed with the Securities Exchange Commission (“SEC”) on March 16, 2018 and declared effective by the SEC on April 27, 2018 (File No. 333-223739). A prospectus supplement relating to the offering will be filed with the SEC. The closing of the offering is expected to take place on or about December 24, 2019, subject to customary closing conditions.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities arising under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the Warrants and the Securities Purchase Agreement are not complete and are qualified in their entirety by reference to the full text of the Form of Warrant and the Securities Purchase Agreement, which are attached hereto as Exhibit 4.1 and Exhibit 10.1, respectively.

Pursuant to a letter agreement, dated as of December 16, 2019, the Company engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as its exclusive placement agent in connection with the offering. The Company has agreed to pay Wainwright 6.0% of the aggregate gross proceeds of the offering. The Company also agreed to reimburse Wainwright for certain expenses in connection with the offering in an aggregate amount not to exceed $100,000.

Item 8.01.	Other Events.

The full text of the press release announcing the pricing of the registered direct offering on December 20, 2019 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company estimates that the net proceeds from the offering, together with its existing cash, cash equivalents and short-term investments, anticipated net product sales of XENLETA and anticipated research premiums from the Austrian government for its qualified research and development expenditures, will be sufficient to enable it to fund its operating expenses, debt service obligations and capital expenditure requirements into the fourth quarter of 2020. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its capital resources sooner than it currently expects. This estimate assumes, among other things, that the Company does not obtain any additional funding through grants and clinical trial support, collaboration agreements or equity or debt financings, including additional advances under its Loan and Security Agreement with Hercules Capital, Inc. This estimate further assumes that the Company does not obtain any additional funding under its “at-the-market” offering program.

Forward-Looking Statements

Any statements in this Form 8-K about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about the prospective financing, the sufficiency of Nabriva Therapeutics’ existing cash resources, expected revenues from sales of XENLETA and anticipated research premiums from the Austrian government, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: market and other financing conditions, Nabriva Therapeutics’ ability to satisfy customary closing conditions related to the registered direct offering and to consummate the offering, fluctuations in Nabriva Therapeutics’ share price, Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force and prepare for commercial launch of XENLETA on the timeline expected, or at all, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent Nabriva Therapeutics’ views as of the date of this Form 8-K. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement, dated December 20, 2019, by and among Nabriva Therapeutics plc and the purchasers party thereto
99.1	Press Release dated December 20, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: December 20, 2019	By:	/s/ Gary Sender
Gary Sender
Chief Financial Officer